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                                                                      EXHIBIT 99

                     TXU ELECTRIC COMPANY AND SUBSIDIARIES
                  CONDENSED STATEMENTS OF CONSOLIDATED INCOME

                                  (UNAUDITED)

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                                                                               TWELVE MONTHS ENDED
                                                                                     JUNE 30,
                                                                               -------------------
                                                                               2000           1999
                                                                               ----           ----
                                                                               MILLIONS OF DOLLARS
OPERATING REVENUES ...................................................        $6,454         $6,278
                                                                              ------         ------

OPERATING EXPENSES
     Energy purchased for resale and fuel consumed ...................         2,273          2,040
     Operation and maintenance .......................................         1,355          1,281
     Depreciation and amortization ...................................           590            775
     Income taxes ....................................................           405            401
     Taxes other than income .........................................           545            540
                                                                              ------         ------
           Total operating expenses ..................................         5,168          5,037
                                                                              ------         ------

OPERATING INCOME .....................................................         1,286          1,241

OTHER INCOME (DEDUCTIONS)
     Allowance for equity funds used during construction .............             9              5
     Other income (deductions)-- net .................................            (1)           (24)
     Income tax benefit (expense) ....................................            (5)            16
                                                                              ------         ------
           Total other income (deductions) ...........................             3             (3)
                                                                              ------         ------

INCOME BEFORE INTEREST AND
     OTHER CHARGES ...................................................         1,289          1,238
                                                                              ------         ------

INTEREST INCOME ......................................................             2              3

INTEREST EXPENSE AND OTHER CHARGES
     Interest ........................................................           384            459
     Distributions on TXU Electric Company obligated,
          mandatorily redeemable, preferred securities
          of subsidiary trusts holding solely junior
          subordinated debentures of TXU Electric Company ............            68             68
     Allowance for borrowed funds used during construction
           and capitalized interest ..................................            (8)            (9)
                                                                              ------         ------
           Total  interest expense and other charges .................           444            518
                                                                              ------         ------

NET INCOME ...........................................................           847            723

PREFERRED STOCK DIVIDENDS ............................................            10             11
                                                                              ------         ------

NET INCOME AVAILABLE FOR COMMON STOCK.................................        $  837         $  712
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